Exhibit 15.2

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #21-14
International Plaza
Singapore, 079903
Email: audit@onestop-audit.com
Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Robo.ai Inc. (formerly known as NWTN Inc.) of our report dated April 30, 2026, relating to the consolidated financial statements of Robo.ai Inc, which appears in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ OneStop Assurance PAC

Onestop Assurance PAC

Singapore

April 30, 2026